UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 19, 2009

Snap-on Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 80th Street, Kenosha, WI 53143
(Address of principal executive offices)

(262) 656-5200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 19, 2009, Snap-on Incorporated (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Mizuho Securities USA Inc. and UBS Securities LLC, as representatives of the several underwriters listed therein (collectively, the “Underwriters”) pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $300,000,000 aggregate principal amount of the Company’s notes consisting of the following two series (collectively, the “Debt Securities”):
     (a) $100,000,000 aggregate principal amount of 5.850% Notes due 2014 (the “5.850% Notes due 2014”); and
     (b) $200,000,000 aggregate principal amount of 6.700% Notes due 2019 (the “6.700% Notes due 2019”).
     The offering of the Debt Securities closed on February 24, 2009.
     The Debt Securities were issued pursuant to the Indenture (the “Indenture”), dated as of January 8, 2007, between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), and related officers’ certificates which established the terms of the Debt Securities. The descriptions of the Indenture, the officers’ certificates and the Debt Securities in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Indenture, the officers’ certificates and the Debt Securities, respectively.
     The Company will pay interest on the Debt Securities semi-annually on March 1 and September 1, beginning on September 1, 2009, to holders of record on the preceding February 15 and August 15, as the case may be. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The 5.850% Notes due 2014 will mature on March 1, 2014, and the 6.700% Notes due 2019 will mature on March 1, 2019, in each case, unless redeemed prior to that date.
     The Debt Securities are senior unsecured obligations of the Company and rank equally with all of the other existing and future unsecured and unsubordinated senior indebtedness of the Company. The Indenture includes covenants, including limitations on the Company’s ability, subject to exceptions, to incur debt secured by liens and to engage in sale/leaseback transactions. The Indenture also provides for events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of any series may declare the Debt Securities of that series immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Debt Securities and any accrued and unpaid interest on the Debt Securities automatically become due and payable.
     All or a portion of the Debt Securities may be redeemed at the Company’s option in whole or in part, at any time and from time to time, prior to their stated maturity, at the make-whole redemption price set forth in the Debt Securities. If a change of control repurchase event occurs, the Debt Securities are subject to repurchase by the Company at a repurchase price in cash equal to 101% of the aggregate principal amount of the Debt Securities repurchased plus any accrued and unpaid interest on the Debt Securities repurchased to, but not including, the date of repurchase.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Debt Securities is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed herewith:
(1.1)	Underwriting Agreement, dated as of February 19, 2009, among Snap-on Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Mizuho Securities USA Inc. and UBS Securities LLC, as representatives of the several underwriters named therein.
(4.1)	Officers’ Certificate, dated as of February 24, 2009, providing for the $100,000,000 5.850% Notes due 2014.
(4.2)	Officers’ Certificate, dated as of February 24, 2009, providing for the $200,000,000 6.700% Notes due 2019.
(4.3)	Indenture, dated as of January 8, 2007, between Snap-on Incorporated and U.S. Bank National Association as Trustee (incorporated by reference to Exhibit (4)(b) to Form S-3 Registration Statement (Registration No. 333-139863) [File No. 1-7724]).
(5.1)	Legality opinion of Foley & Lardner LLP, counsel to the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED
Date: February 24, 2009	By:	/s/ Martin M. Ellen
Martin M. Ellen
Senior Vice President-Finance and Chief Financial Officer

Exhibit Index
(1.1)	Underwriting Agreement, dated as of February 19, 2009, among Snap-on Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Mizuho Securities USA Inc. and UBS Securities LLC, as representatives of the several underwriters named therein.
(4.1)	Officers’ Certificate, dated as of February 24, 2009, creating the $100,000,000 5.850% Notes due 2014.
(4.2)	Officers’ Certificate, dated as of February 24, 2009, creating the $200,000,000 6.700% Notes due 2019.
(4.3)	Indenture, dated as of January 8, 2007, between Snap-on Incorporated and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit (4)(b) to Form S-3 Registration Statement (Registration No. 333-139863) [File No. 1-7724]).
(5.1)	Legality opinion of Foley & Lardner LLP, counsel to the Company.